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                                                                    Exhibit 99.2

                                      PROXY

                          COVISTA COMMUNICATIONS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ________ and ________________ (with full power to act without the other and with power to appoint his or her substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of Covista Communications, Inc., a New Jersey corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on ________, ___________, 2001, at _____, _______, _________, and at any and all
adjournments thereof as follows:

I. ISSUANCE OF SHARES. Proposal to approve of the issuance of shares of the Company's common stock pursuant to the Agreement and Plan of Merger dated as of July 17, 2001 by and among the Company, CCI Acquisitions Corp., a wholly owned subsidiary of the Company, and Capsule Communications, Inc. ("Capsule"), pursuant to which Capsule will become a wholly owned subsidiary of the Company and Capsule stockholders will become Company stockholders.


                         |_| FOR |_| AGAINST |_| ABSTAIN


II. ELECTION OF DIRECTORS |_| FOR all nominees listed below (except as marked to the contrary below)


           |_| WITHOUT AUTHORITY to vote for all nominees listed below


NOMINEES: Kevin Alward, Walt Anderson, Leon Genet, Donald Jones, A. John Leach,
          Jr., Henry G. Luken, III, Nicholas Merrick, and Jay J. Miller


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line set forth below.)


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III. Proposal to adopt the Company's 2001 Equity Incentive Plan.

                         |_| FOR |_| AGAINST |_| ABSTAIN


IV. Proposal to ratify the Company's selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending January 31, 2002.


                         |_| FOR |_| AGAINST |_| ABSTAIN


VII. In their discretion, upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM II AND FOR THE PROPOSAL IN ITEMS I AND III--VI.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on ______, ___________, 2001 and the Proxy Statement of the Company, each dated __________ __, 2001, each of which has been enclosed herewith.


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     The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

Dated:
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Signature

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Signature, if held jointly

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Title (if applicable)


Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.


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